Exhibit 99.1

SolarEdge Announces Third Quarter 2017 Financial Results

FREMONT, Calif. — November 8, 2017. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in PV inverters, power optimizers, and module-level monitoring services, today announced its financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Highlights

•	Revenues for the quarter of $166.6 million

•	GAAP gross margin for the quarter of 34.9%

•	GAAP operating income for the quarter of $25.4 million

•	GAAP net income for the quarter of $28.0 million

•	Non-GAAP net income for the quarter of $31.5 million

•	GAAP net diluted earnings per share for the quarter of $0.61

•	Non-GAAP net diluted earnings per share for the quarter of $0.66

•	Cash flow from operating activities of $33.6 million

•	676 Megawatts (AC) of inverters shipped for the quarter

“We are happy to report another record quarter, in revenues, profitability and cash flow generation.  On the operational side, we shipped more than two million optimizers this quarter, and have now shipped more than 20 million optimizers since initiating sales in 2010,” said Guy Sella, Founder, Chairman and CEO of SolarEdge. “Sales this quarter from outside the United States were 51% of our revenues, resulting from our continued investment in global sales. We continue to generate increasing cash flow from operations which enhances our financial strength and allows us to continue to invest in new products and development of new markets.”

Quarter Ended September 30, 2017 Summary

The Company reported record revenues of $166.6 million, up 22% from the prior quarter and up 30% year over year.

GAAP gross margin reached 34.9%, up from 34.6% in the prior quarter and up from 32.6% year over year.

GAAP operating expenses were $32.7 million, an increase of 17% from the prior quarter and 38% year over year.

GAAP operating income was $25.4 million, up 33% from $19.1 million in the prior quarter and up from $18.2 million year over year.

GAAP net income was $28.0 million, up 24% from $22.5 million in the prior quarter and up from $15.6 million year over year.

Non-GAAP net income was $31.5 million, up 22% from $25.8 million in the prior quarter and up from $20.9 million year over year.

GAAP net diluted earnings per shares (“EPS”) was $0.61, up from $0.50 in the prior quarter and up from $0.35 year over year.

Non-GAAP net diluted EPS was $0.66, up from $0.55 in the prior quarter and up from $0.46 year over year.

As of September 30, 2017, cash, cash equivalents, restricted cash and marketable securities totaled $304.7 million, compared to $274.7 million on June 30, 2017.

Outlook for the Quarter Ending December 31, 2017

The Company also provides guidance for the fourth quarter ending December 31, 2017 as follows:

•	Revenues to be within the range of $175 million to $185 million;

•	Gross margins to be within the range of 33% to 35%.

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. EST on Wednesday, November 8, 2017. The call will be available, live, to interested parties by dialing 888-298-3457. For international callers, please dial +1 719-325-2199. The Conference ID number is 6325065.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. Supporting increased PV proliferation, the SolarEdge system consists of power optimizers, inverters, home energy management, storage solutions, and a cloud-based monitoring platform. SolarEdge’s solutions address a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations. SolarEdge is online at http://www.solaredge.us

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Registration Statement on Form S-1 (including the related prospectus), Annual Report on Form 10-KT for the year ended December 31, 2016, filed on February 21, 2017, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of November 8, 2017.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
	Unaudited		Unaudited

Revenues	$166,552	$128,484	$417,705	$378,441
Cost of revenues	108,498	86,609	273,909	256,719

Gross profit	58,054	41,875	143,796	121,722

Operating expenses:

Research and development, net	14,363	9,935	38,546	27,876
Sales and marketing	13,217	10,036	35,953	27,792
General and administrative	5,078	3,664	12,782	10,191

Total operating expenses	32,658	23,635	87,281	65,859

Operating income	25,396	18,240	56,515	55,863

Financial income, net	2,666	390	7,671	1,892

Income before taxes on income	28,062	18,630	64,186	57,755

Taxes on income (tax benefit)	91	3,014	(484)	4,067

Net income	$27,971	$15,616	$64,670	$53,688

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2017	2016
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$149,448	$104,683
Restricted cash	1,400	897
Marketable Securities	81,488	74,465
Trade receivables, net	91,694	71,041
Prepaid expenses and other accounts receivable	38,201	21,347
Inventories	62,356	67,363

Total current assets	424,587	339,796

LONG-TERM ASSETS:
Marketable securities	72,351	44,262
Property, equipment and intangible assets, net	45,714	37,381
Prepaid expenses and lease deposits	732	489
Deferred tax assets, net	5,822	2,815

Total long term assets	124,619	84,947

Total assets	$549,206	$424,743

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables, net	$42,700	$34,001
Employees and payroll accruals	17,640	13,018
Warranty obligations	12,942	13,616
Deferred revenues	2,743	1,202
Accrued expenses and other accounts payable	16,407	8,648

Total current liabilities	92,432	70,485

LONG-TERM LIABILITIES:
Warranty obligations	58,625	44,759
Deferred revenues	26,858	18,660
Lease incentive obligation	1,838	2,061

Total long-term liabilities	87,321	65,480

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS’ EQUITY:

Common stock	4	4
Additional paid-in capital	323,076	307,098
Accumulated other comprehensive loss	(297)	(324)
Retained earnings (accumulated deficit)	46,670	(18,000)

Total stockholders’ equity	369,453	288,778

Total liabilities and stockholders’ equity	$549,206	$424,743

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended September 30,
	2017	2016
	Unaudited
Cash flows provided by operating activities:
Net income	$64,670	$53,688
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangible assets	4,932	3,468
Amortization of premiums on available-for-sale marketable securities	1,310	829
Stock-based compensation	12,183	8,132
Deferred tax assets, net	(3,063)	2,327
Realized losses on Cash Flow Hedges	-	2

Changes in assets and liabilities:
Inventories	5,005	19,216
Prepaid expenses and other accounts receivable	(17,360)	8,214
Trade receivables, net	(20,168)	(38,105)
Trade payables, net	8,667	(21,699)
Employees and payroll accruals	4,509	(916)
Warranty obligations	13,192	15,514
Deferred revenues	9,699	5,069
Accrued expenses and other accounts payable	7,537	2,192
Lease incentive obligation	(223)	(185)

Net cash provided by operating activities	90,890	57,746

Cash flows used in investing activities:
Purchase of property and equipment	(13,203)	(13,869)
Decrease (increase) in restricted cash	(503)	2,471
Decrease (increase) in short and long-term lease deposits	(60)	37
Investment in available-for-sale marketable securities	(82,469)	(85,579)
Maturities of available-for-sale marketable securities	46,513	21,654

Net cash used in investing activities	(49,722)	(75,286)

Cash flows from financing activities:
Issuance costs related to initial public offering	-	(194)
Proceeds from issuance of shares upon exercise of options	3,795	1,774

Net cash provided by financing activities	3,795	1,580

Increase (decrease) in cash and cash equivalents	44,963	(15,960)
Cash and cash equivalents at the beginning of the period	104,683	106,150
Effect of exchange rate differences on cash and cash equivalents	(198)	(176)

Cash and cash equivalents at the end of the period	$149,448	$90,014

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Unaudited)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Gross profit (GAAP)	58,054	47,066	41,875	143,796	121,722
Stock-based compensation	538	517	385	1,548	941
Gross profit (Non-GAAP)	58,592	47,583	42,260	145,344	122,663

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Gross margin (GAAP)	34.9%	34.6%	32.6%	34.4%	32.2%
Stock-based compensation	0.3%	0.4%	0.3%	0.4%	0.2%
Gross margin (Non-GAAP)	35.2%	35.0%	32.9%	34.8%	32.4%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating expenses (GAAP)	32,658	27,951	23,635	87,281	65,859
Stock-based compensation R&D	1,423	1,280	927	3,908	2,398
Stock-based compensation S&M	1,439	1,204	849	3,673	2,421
Stock-based compensation G&A	1,137	1,033	939	3,054	2,371
Operating expenses (Non-GAAP)	28,659	24,434	20,920	76,646	58,668

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Operating income (GAAP)	25,396	19,115	18,240	56,515	55,863
Stock-based compensation	4,537	4,034	3,100	12,183	8,132
Operating income (Non-GAAP)	29,933	23,149	21,340	68,698	63,995

	Reconciliation of GAAP to Non-GAAP Tax on income (Tax benefit)
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Tax on income (Tax benefit) (GAAP)	91	186	3,014	(484)	4,067
Deferred tax asset (realized)	959	773	(2,179)	3,064	(2,326)
Tax on income (Tax benefit) (Non-GAAP)	1,050	959	835	2,580	1,741

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net income (GAAP)	27,971	22,524	15,616	64,670	53,688
Stock-based compensation	4,537	4,034	3,100	12,183	8,132
Deferred tax realized (asset)	(959)	(773)	2,179	(3,064)	2,326
Net income (Non-GAAP)	31,549	25,785	20,895	73,789	64,146

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net basic earnings per share (GAAP)	0.66	0.54	0.38	1.55	1.32
Stock-based compensation	0.11	0.10	0.08	0.29	0.20
Deferred tax realized (asset)	(0.03)	(0.02)	0.05	(0.08)	0.06
Net basic earnings per share (Non-GAAP)	0.74	0.62	0.51	1.76	1.58

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Net diluted earnings per share (GAAP)	0.61	0.50	0.35	1.44	1.21
Stock-based compensation	0.07	0.06	0.06	0.19	0.14
Deferred tax realized (asset)	(0.02)	(0.01)	0.05	(0.06)	0.05
Net diluted earnings per share (Non-GAAP)	0.66	0.55	0.46	1.57	1.40

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended			Nine months ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Number of shares used in computing net diluted earnings per share (GAAP)	46,131,556	44,831,590	43,995,227	44,937,527	44,348,461
Stock-based compensation	1,535,258	2,228,246	1,742,211	2,084,722	1,343,651
Number of shares used in computing net diluted earnings per share (Non-GAAP)	47,666,814	47,059,836	45,737,438	47,022,249	45,692,112